Exhibit 99.1

[LOGO OF BROWN & BROWN]

News Release
Cory T. Walker
July 12, 2004	Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.

SECOND QUARTER RESULTS AGAIN SET RECORD LEVELS

FOR REVENUES AND INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) announced net income for the second quarter of 2004 of $32,153,000, or $0.46 per share, an increase of 15.1% over the $27,935,000, or $0.41 per share, reported for the quarter ended June 30, 2003. Total revenue for the quarter ended June 30, 2004 was $157,942,000 compared with 2003 second-quarter revenue of $137,858,000 an increase of 14.6%.

Total revenue for the six months ended June 30, 2004 was $323,507,000, compared with first-half 2003 revenue of $282,594,000, up 14.5%. Net income for the first six months of 2004 was $68,501,000 versus $58,471,000 during the same period in 2003, an increase of 17.2%. Net income per share for the six months ended June 30, 2004 was $0.99, versus the $0.85 per share posted during the comparable 2003 period, an increase of 16.5%.

J. Hyatt Brown, Chairman and CEO, commenting on the results said, “We are very pleased with our second quarter results. The internal growth rate of 5.1% exceeded our expectations, particularly in view of continued rate erosion; which was possibly offset by increases in exposure units. Brown & Brown’s high quality sustained growth continues to be recognized by investors as our market capitalization recently crossed the $3 billion level.”

President and Chief Operating Officer, Jim W. Henderson added, “We continue our steady march to our intermediate goal of B-40. We have been assisted in this march by the addition of many fine, high quality, insurance agencies that have joined our team during the second quarter of 2004. Since April 1, 2004, we have completed ten acquisitions with estimated annual revenues of $38 million, bringing the total for the year to 21 with $86 million of estimated annual revenues. Among those most recently joining us is The McDuffee Insurance Agency, which represented our initial entry into New Hampshire and Massachusetts. We continue to be quite pleased with the active pipeline of high-quality agencies.”

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, employee benefit administration, and managed health care programs. Providing service to business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. Our Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida, New Jersey, New York and/or Washington, where significant portions of the Company’s business are concentrated; the actual costs of resolution of contingent liabilities; and those factors relevant to Brown & Brown’s consummation and integration of announced acquisitions, including any matters analyzed in the due diligence process, material adverse changes in the customers of the companies whose operations are acquired, and material adverse changes in the business and financial condition of either or both companies and their respective customers. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Brown & Brown, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2004	2003	2004	2003
REVENUES
Commissions and fees	$156,749	$137,257	$321,063	$281,509
Investment income	333	442	1,021	775
Other income, net	860	159	1,423	310

Total revenues	157,942	137,858	323,507	282,594

EXPENSES
Employee compensation and benefits	76,270	66,092	152,552	134,333
Non-cash stock grant compensation	665	632	1,510	1,449
Other operating expenses	19,983	19,229	41,379	38,635
Amortization	5,483	4,416	10,300	8,753
Depreciation	2,269	2,019	4,423	3,946
Interest	743	946	1,454	1,953

Total expenses	105,413	93,334	211,618	189,069

Income before income taxes	52,529	44,524	111,889	93,525
Income taxes	20,376	16,589	43,388	35,054

Net income	$32,153	$27,935	$68,501	$58,471

Net income per share:
Basic	$0.47	$0.41	$1.00	$0.86

Diluted	$0.46	$0.41	$0.99	$0.85

Weighted average number of shares outstanding:
Basic	68,790	68,270	68,736	68,222

Diluted	69,370	68,943	69,283	68,927

Brown & Brown, Inc.

INTERNAL GROWTH SCHEDULE

Core Commissions and Fees(1)

Three Months Ended June 30, 2004

(in thousands)

(unaudited)

	Quarter Ended 6/30/04	Quarter Ended 6/30/03	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth %
Florida Retail	$36,032	$34,762	$1,270	3.7%	$—	3.7%
National Retail	47,508	33,673	13,835	41.1%	13,815	0.1%
Western Retail	29,146	24,212	4,934	20.4%	2,581	9.7%

Total Retail	112,686	92,647	20,039	21.6%	16,396	3.9%

Professional Programs	10,087	8,885	1,202	13.5%	849	4.0%
Special Programs	14,659	9,540	5,119	53.7%	4,997	1.3%

Total Programs	24,746	18,425	6,321	34.3%	5,846	2.6%

Brokerage	8,270	6,351	1,919	30.2%	895	16.1%
TPA Services	6,086	4,952	1,134	22.9%	—	22.9%

Total Core Commissions and Fees (1)	$151,788	$122,375	$29,413	24.0%	$23,137	5.1%

Reconciliation of Internal Growth Schedule

to Total Commissions and Fees

Included in the Consolidated Statements of Income

for the Three Months Ended June 30, 2004 and 2003

(in thousands)

(unaudited)

	Quarter Ended 6/30/04	Quarter Ended 6/30/03
Total core commissions and fees(1)	$151,788	$122,375
Contingent commissions	3,522	10,202
Divested business	1,439	4,680

Total Commission & Fees	$156,749	$137,257

(1)	Total core commissions and fees are our total commissions and fees less (i) contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$36,384	$56,926
Restricted cash	133,194	116,543
Short-term investments	386	382
Premiums, commissions and fees receivable	146,669	146,672
Other current assets	17,833	22,943

Total current assets	334,466	343,466
Fixed assets, net	32,990	32,396
Goodwill, net	300,732	237,753
Amortizable intangible assets, net	308,361	232,934
Investments	10,353	10,845
Other assets	7,197	8,460

Total assets	$994,099	$865,854

LIABILITIES
Current liabilities:
Premiums payable to insurance companies	$216,788	$199,628
Premium deposits and credits due customers	23,769	22,223
Accounts payable	20,163	11,282
Accrued expenses	38,474	49,691
Current portion of long-term debt	68,455	18,692

Total current liabilities	367,649	301,516
Long-term debt	34,313	41,107
Deferred income taxes, net	17,176	15,018
Other liabilities	9,063	10,178

SHAREHOLDERS’ EQUITY
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding, 68,808 at 2004 and 68,561 at 2003	6,881	6,856
Additional paid-in capital	178,577	170,130
Retained earnings	375,695	316,822
Accumulated other comprehensive income	4,745	4,227

Total shareholders’ equity	565,898	498,035

Total liabilities and shareholders’ equity	$994,099	$865,854

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